UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2017

VISTEON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15827	38-3519512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (800)-VISTEON

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2017 Visteon Corporation (the “Company”) entered into a Master Confirmation (the “Master Confirmation”) and a Supplemental Confirmation (the “Supplemental Confirmation;” and together with the Master Confirmation, the “ASB Agreement”) with UBS AG, London Branch (the “Counterparty”) to purchase shares of its common stock for an initial payment of $125 million (the “Prepayment Amount”). The ASB Agreement was entered into as part of the Company’s previously announced share repurchase authorization.

Under the terms of the ASB Agreement, on March 2, 2017, the Company will pay the Prepayment Amount to the Counterparty and is expected to receive on or about March 2, 2017 an initial delivery of approximately 1 million shares of the Company’s common stock, which is approximately 80% of the total number of shares of the Company’s common stock expected to be repurchased under the ASB Agreement based on the closing price of the Company’s common stock on February 24, 2017. The final number of shares to be repurchased will be based on the average of the daily volume-weighted average prices of the Company’s common stock during the term of the transaction, less an agreed discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. At settlement, under certain circumstances, the Counterparty may be required to deliver additional shares of common stock to the Company, or under certain circumstances, the Company may be required to deliver shares of common stock or to make a cash payment, at its election, to the Counterparty. The final settlement of the transaction under the ASB Agreement is expected to occur by May 8, 2017 but may be accelerated at the option of the Counterparty on or after April 10, 2017.

The foregoing description of the ASB Agreement is qualified in its entirety by reference to the Master Confirmation and the Supplemental Confirmation, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Master Confirmation, dated as of February 27, 2017, between Visteon Corporation and UBS AG, London Branch.

10.2	Supplemental Confirmation, dated February 27, 2017, between Visteon Corporation and UBS AG, London Branch.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Visteon Corporation

By	/s/ Brett D. Pynnonen
Name: Brett D. Pynnonen
Title: Senior Vice President and General Counsel

Dated: February 28, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Confirmation, dated as of February 27, 2017, between Visteon Corporation and UBS AG, London Branch.

10.2	Supplemental Confirmation, dated February 27, 2017, between Visteon Corporation and UBS AG, London Branch.